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                                                                  Exhibit 5


                [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]




                                                  July 18, 1996




Hexcel Corporation
Two Stamford Plaza
281 Tresser Boulevard
Stamford, Connecticut 06901-3238


               Re:  Hexcel Corporation
                    Registration Statement on Form S-3
                    ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Hexcel Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") relating to the public offering of $115,000,000 aggregate principal amount of the
Company's   % Convertible Subordinated Notes Due 2003 (the "Notes"),
including $15,000,000 aggregate principal amount of Notes subject to over-allotment options granted to the Underwriters (as defined herein), to be issued under an indenture (the "Indenture") to be entered into between the Company and First Trust of California, National Association, as trustee (the "Trustee").


          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Act").


          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement filed with the Securities and Exchange Commission (the "Commission") on June 12, 1996 under the Act, Amendment 1 thereto filed with the Commission on July 2, 1996 and Amendment No. 2 thereto filed with the Commission on
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Hexcel Corporation
July 17, 1996
Page 2



July 18, 1996 (such Registration Statement as so amended being hereinafter referred to as the "Registration Statement"); (ii) the form of the underwriting agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and CS First Boston Corporation and Bear Stearns & Co., Inc., as representatives of the underwriters named therein (the "Underwriters"), filed as an exhibit to the Registration Statement,
(iii) the form of the Indenture filed as an exhibit to the Registration Statement; (iv) the form of the Notes; (v) a specimen certificate evidencing the Common Stock; (vi) the Company's Certificate of Incorporation, as currently in effect; (vii) the Company's Bylaws, as currently in effect; and
(viii) certain resolutions of the Company's Board of Directors and drafts of certain resolutions of the Finance Committee of the Board of Directors of the Company (the "Draft Resolutions"), in each case relating to the issuance and sale of the Notes and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.




          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents on such parties. As to any
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Hexcel Corporation
July 17, 1996
Page 3


facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the States of New York and Delaware, and we do not express any opinion as to the laws of any other jurisdiction.

          Based upon the foregoing, we are of the opinion that:

          1. when (a) the Registration Statement becomes effective and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, (b) the Draft Resolutions have been adopted by the Finance Committee, (c) the interest rate, maturity, redemption, conversion price and other terms of the Notes as well as the price at which the Notes are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Notes have been approved by the Finance Committee of the Board of Directors in accordance with the Draft Resolutions, (d) the Indenture and the Underwriting Agreement have been duly executed and delivered and (e) Notes in the form of the specimen Notes examined by us have been duly executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement, the issuance and sale of the Notes will have been duly authorized, and the Notes will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          2.  assuming the occurrence of items (a) through (e) in paragraph
1. above, when certificates represent-

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Hexcel Corporation
July 17, 1996
Page 4


ing the shares of common stock, par value $.01 per share (the "Common Stock"), of the Company initially issuable upon conversion of the Notes (the "Conversion Shares") in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and issued and delivered upon conversion of the Notes in accordance with the terms thereof and of the Indenture, the Conversion Shares will be duly and validly issued and outstanding, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM